AGREEMENT AND PLAN OF MERGER


                                    between


                     DANUBE INTERNATIONAL PETROLEUM COMPANY


                                      and


                                 EUROGAS, INC.







                               TABLE OF CONTENTS

                                                                   Page
ARTICLE I - CERTAIN DEFINITIONS                                      1
     SECTION 1.1.   Certain Definitions                              1

ARTICLE II - THE MERGER                                              7
     SECTION 2.1.   The Merger                                       7
     SECTION 2.2.   Effective Time                                   7
     SECTION 2.3.   Effects of the Merger                            7
     SECTION 2.4.   Charter                                          7
     SECTION 2.5.   Bylaws                                           7
     SECTION 2.6.   Directors                                        8
     SECTION 2.7.   Officers                                         8
     SECTION 2.8.   Conversion of Shares                             8
     SECTION 2.9.   Merger Sub Common Stock                          9
     SECTION 2.10.  Exchange Procedures.                             9
     SECTION 2.11.  Certain Limitations on Rights and Transfers     10

ARTICLE III - FORMATION OF MERGER SUB                               10
     SECTION 3.1.   Formation of Merger Sub                         10
     SECTION 3.2.   Assumption of Obligations                       10
     SECTION 3.3.   Assets and Liabilities                          11

ARTICLE IV - THE CLOSING                                            11
     SECTION 4.1.   Closing                                         11
     SECTION 4.2.   Closing Deliveries; Certain Actions             11

ARTICLE V - REPRESENTATIONS AND WARRANTIES                          12
     SECTION 5.1.   Existence; Corporate Authority; Good Standing   12
     SECTION 5.2.   Authority; Binding Effect                       12
     SECTION 5.3.   Absence of Conflicts.                           13
     SECTION 5.4.   Governmental Consents and Filings               13
     SECTION 5.5.   Capitalization.                                 14
     SECTION 5.6.   Issuance of Purchaser Securities.               15
     SECTION 5.7.   Subsidiaries                                    16
     SECTION 5.8.   Commission Reports                              17
     SECTION 5.9.   Financial Statements.                           17
     SECTION 5.10.  Absence of Undisclosed Liabilities.             18
     SECTION 5.11.  Absence of Certain Changes                      18
     SECTION 5.12.  Litigation.                                     18
     SECTION 5.13.  Compliance with Laws and Other Requirements     19
     SECTION 5.14.  Concessions and Licenses                        19
     SECTION 5.15.  Absence of Defaults                             19
     SECTION 5.16.  Books and Records                               20
     SECTION 5.17.  Taxes                                           20
     SECTION 5.18.  Certain Business Practices                      21
     SECTION 5.19.  Disclosure.                                     21
     SECTION 5.20.  Financing.                                      21
     SECTION 5.21.  Fees and Commissions.                           21

ARTICLE VI - COVENANTS                                              21
     SECTION 6.1.   Conduct of Businesses                           21
     SECTION 6.2.   Financial Statements; Certain
                    Commission Reports                              23
     SECTION 6.3.   Best Efforts                                    24
     SECTION 6.4.   Access to Information; Confidentiality          24
     SECTION 6.5.   Notification of Certain Matters                 25
     SECTION 6.6.   Purchaser Board of Directors                    26
     SECTION 6.7.   Certain Consents.                               26

ARTICLE VII - CONDITIONS TO CONSUMMATION OF MERGER                  26
     SECTION 7.1.   Conditions to the Obligations of all Parties    26
     SECTION 7.2.   Conditions to the Obligations of the
                    Purchaser and Merger Sub                        27
     SECTION 7.3.   Conditions to the Obligations of
                    the Company                                     28

ARTICLE VIII - TERMINATION                                          29
     SECTION 8.1.   Termination                                     29
     SECTION 8.2.   Effect of Termination                           31

ARTICLE IX - INDEMNIFICATION                                        31
     SECTION 9.1.   Indemnification.                                31
     SECTION 9.2.   Survival of Indemnification Rights.             33
     SECTION 9.3.   Third Party Claims; Certain Procedures          33

ARTICLE X - MISCELLANEOUS                                           34
     SECTION 10.1.  Survival or Nonsurvival of Representations
                    and Warranties                                  34
     SECTION 10.2.  Fees and Expenses                               34
     SECTION 10.3.  Notices                                         34
     SECTION 10.4.  Public Announcements                            35
     SECTION 10.5.  Amendment; Waiver                               35
     SECTION 10.6.  Entire Agreement                                36
     SECTION 10.7.  Parties in Interest; Assignment                 36
     SECTION 10.8.  Governing Law                                   36
     SECTION 10.9.  Severability                                    37
     SECTION 10.10. Specific Performance                            37
     SECTION 10.11. Interpretation                                  37
     SECTION 10.12. Counterparts                                    37

LIST OF EXHIBITS

Exhibit A Form of Certificate of Designation(1)
Exhibit B Form of Merger Sub Assumption Agreement(1)
Exhibit C Form of Purchaser Promissory Note(1)
Exhibit D Form of Registration Rights Agreement
Exhibit E Form of Schuepbach Employment Agreement(1)
Exhibit F Form of Warrant Agreement(1)
Exhibit G Form of opinion of counsel to the Company(1)
Exhibit H Form of opinion of counsel to the Purchaser(1)

- -------------------------
(1) To be incorporated as a part of this Agreement pursuant to a separate instrument to be executed by the parties hereto prior to the Closing Date as contemplated by Section 7.1(a) hereof.




                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), entered into as of July 3, 1996 by and between Danube International Petroleum Company, a Texas corporation (the "Company"), and EuroGas, Inc., a Utah corporation (the "Purchaser"),


                              W I T N E S S E T H:


     WHEREAS, the Boards of Directors of the Company and the Purchaser have each approved this Agreement and have determined that it is advisable and in the best interests of their respective stockholders for the Company to be merged with and into Merger Sub (as hereinafter defined) upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the stockholders of the Company have approved this Agreement in accordance with the Texas Act (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

     SECTION 1.1    Certain Definitions.

          (a) As used in this Agreement, the terms set forth below shall have the following meanings:

          "Applicable Transaction Documents" means, when used in reference to the Company, the Purchaser or Merger Sub (as the case may be), all Transaction Documents to which it is a party or by which it is bound or to which it will be a party or by which it will be bound as of the Closing Date.

          "Applicable Latest Balance Sheet" means (i) when used in reference to the Company, the December 31, 1995 Company Balance Sheet and (ii) when used in reference to the Purchaser, the most recent pro forma condensed combined balance sheet for the Purchaser and Globegas B.V. contained in the Commission Reports (which balance sheet is contained in Amendment No. 1 to the Quarterly Report on Form 10-QSB/A of the Purchaser for the quarterly period ended March 31, 1995).

          "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect at all times on or after the date hereof.

          "Certificate of Designation" means the Certificate of Designation relating to the EuroGas 1996 Series Preferred Stock, in the form attached as Exhibit A hereto, to be adopted by the Board of Directors of the Purchaser and filed with the Division of Corporations and Commercial Code of the State of Utah.

          "Charter" means, with respect to any corporation, the certificate or articles of incorporation (or similar governing document) of such corporation, as in effect at all times on or after the date hereof.

          "Closing Date" means the date and time of the Closing, as determined in accordance with Section 4.1 hereof.

          "Commission" means the Securities and Exchange Commission.

          "Commission Reports" means, with respect to any Person, all reports, forms, schedules and statements required to be filed by said Person with the Commission pursuant to the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder by the Commission.

          "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Consent" means any consent, approval, permit, notice, action or authorization of any Person not a party to this Agreement.

          "Danube Licenses" means the following licenses for the development of oil and gas reserves:

          (a) License granted to Moravske Naftove Doly a.s., as in effect on the date hereof; and

          (b) License Number granted to NAFTA a.s. Gbely, as in effect on the date hereof.

          "EuroGas Common Shares" means the shares of EuroGas Common Stock that are included in the Aggregate Merger Consideration pursuant to Section 2.8(a)(ii) hereof.

          "EuroGas Common Stock" means the common stock, par value $.001 per share, of EuroGas.

          "EuroGas Concessions" means the following concessions granted by the Minister of Environmental Protection, Natural Resources and Forestry of Poland for the exploitation of methane deposits:

          (a) Concession Number 134/93 granted on June 26, 1993 to Pol-Tex Methane, a Polish joint venture with limited liability, as modified by (i) a Decision dated September 30, 1994, (ii) a Decision dated September 30, 1995 and
(iii) a Decision dated March 19, 1996 and as in effect on the date hereof;

          (b) Concession granted to McKenzie Methane Jastrzebie, a Polish joint venture with limited liability, as in effect on the date hereof; and

          (c) Concession granted to McKenzie Methane Rybnik, a Polish joint venture with limited liability, as in effect on the date hereof.

          "EuroGas 1995 Series Preferred Stock" means the series of EuroGas Preferred Stock designated as such in or pursuant to the Charter of EuroGas.

          "EuroGas Stock Options" means the options to purchase EuroGas Common Stock which are outstanding under the incentive stock compensation plans and programs of EuroGas.

          "EuroGas 1996 Preferred Shares" means the shares of EuroGas 1996 Series Preferred Stock that are included in the Aggregate Merger Consideration pursuant to Section 2.8(a)(iii) hereof.

          "EuroGas 1996 Series Preferred Stock" means the series of EuroGas Preferred Stock to be designated as such in or pursuant to the Charter of EuroGas upon the filing of the Certificate of Designation with the Division of Corporations and Commercial Code of the State of Utah.

          "EuroGas Preferred Stock" means preferred stock, par value $.001 per share, of EuroGas.

          "EuroGas Conversion Shares" means the shares of EuroGas Common Stock issuable upon conversion of the EuroGas 1996 Preferred Shares as provided in the Certificate of Designation.

          "EuroGas Warrant Shares" means the shares of EuroGas Common Stock issuable upon exercise of the EuroGas Warrants.

          "EuroGas Warrants" means the warrants to purchase EuroGas Common Stock issuable pursuant to the Warrant Agreement that are included in the Aggregate Merger Consideration pursuant to Section 2.8(a)(iv) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended.

          "Investment Letter" means a letter, in form and substance acceptable to the Purchaser, to be executed by each of the Company Stockholders and each other Person to whom the Aggregate Merger Consideration is to be distributed pursuant to Section 2.10 hereof which contains reasonable and customary representations upon which the Purchaser shall be entitled to rely as a basis for its determination that the issuance of the EuroGas Common Shares, the EuroGas 1996 Preferred Shares and the EuroGas Warrants is exempt from the registration requirements of the Securities Act and similar state laws.

          "Material Adverse Effect" means an effect that is or would be materially adverse to the business, financial condition or results of operations of, (i) when such term is used in reference to the Company, the Company and its Subsidiaries, taken as a whole, or, (ii) when such term is used in reference to the Purchaser, the Purchaser and its Subsidiaries (including, if applicable, Merger Sub), taken as a whole.

          "Merger" means the merger of the Company with and into Merger Sub upon the terms and subject to the conditions set forth in this Agreement.

          "Merger Sub Assumption Agreement" means the Assumption Agreement, in the form attached as Exhibit B hereto, to be executed by Merger Sub prior to the Closing Date in favor of the Company and the Company Stockholders.

          "Merger Sub Common Stock" means the common stock of Merger Sub.

          "Person" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

          "Purchaser Promissory Note" means the promissory note or promissory notes (as specified in the Distribution Schedule) in the aggregate principal amount of $2,500,000, in the form attached as Exhibit C hereto, to be executed by the Purchaser and delivered the Company Stockholders on the Closing Date, which promissory note shall be due and payable in full on December 31, 1996.

          "Registration Rights Agreement" means the Registration Rights Agreement, in the form attached as Exhibit D hereto, to be entered into as of the Closing Date among the Purchaser and the Company Stockholders.

          "Schuepbach" means Martin A. Schuepbach.

          "Schuepbach Employment Agreement" means the Employment Agreement, in the form attached as Exhibit E hereto, to be entered into as of the Closing Date between the Purchaser and Schuepbach.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means the outstanding shares of Company Common Stock.

          "Subsidiary" means, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

          "Texas Act" means the Texas Business Corporation Act.

          "Transaction Documents" means this Agreement, the Certificate of Designation, the Merger Sub Assumption Agreement, the Registration Rights Agreement, the Schuepbach Employment Agreement and the Warrant Agreement.

          "Warrant Agreement" means the Warrant Agreement, in the form attached as Exhibit F hereto, to be entered into as of the Closing Date among the Purchaser and the Company Stockholders.

          (b) Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term in the following table:

          Term                                         Provision
          Aggregate Merger Consideration               Section 2.8(a)
          Articles of Merger                           Section 2.2
          Certificates                                 Section 2.10
          Company Stockholder                          Section 2.10
          Constituent Corporations                     Section 2.3
          Closing                                      Section 4.1
          December 31, 1995 Company Balance Sheet      Section 5.9(a)
          Disclosure Schedule                          Article V
          Distribution Schedule                        Section 2.10
          Effective Time                               Section 2.2
          Examined Party                               Section 6.4(b)
          Examining Party                              Section 6.4(b)
          Indemnified Party                            Section 9.3
          Indemnified Party                            Section 9.3
          Letter of Transmittal                        Section 2.10
          Merger Sub                                   Section 3.1
          Representatives                              Section 6.4(a)
          Surviving Corporation                        Section 2.1
          Surviving Representations                    Section 9.1(a)

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1 The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the Texas Act, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate
existence of the Company shall thereupon cease.   Merger Sub shall be the
surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by laws of the State of Texas.

     SECTION 2.2 Effective Time. The Merger shall be effected through the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas as provided in Section 5.04 of the Texas Act, and shall be effective as of the time of filing, or at such other time as may be specified in the Articles of Merger in accordance with applicable law (the "Effective Time").

     SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in Section 5.06 of the Texas Act. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, of Merger Sub and the Company (collectively, the "Constituent Corporations"); and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall be vested in the Surviving Corporation without any reversion or impairment; but all existing liens and encumbrances upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

     SECTION 2.4 Charter. The Charter of Merger Sub as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation.

     SECTION 2.5 Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     SECTION 2.6 Directors. The persons serving as directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after such time.

     SECTION 2.7 Officers. The persons serving as officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation immediately after such time.

     SECTION 2.8    Conversion of Shares.

     (a) By virtue of the Merger and without any action on the part of the holders of any Shares, the Shares issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following aggregate consideration (the "Aggregate Merger Consideration") in accordance with the terms and subject to the conditions set forth herein:

          (i)  $500,000 in cash;

          (ii) the Purchaser Promissory Note;

          (iii)     2,500,000 shares of EuroGas Common Stock;

          (iv) 1,250,000 shares of EuroGas 1996 Series Preferred Stock;
     and

          (v) EuroGas Warrants initially exercisable for 5,000,000 shares of EuroGas Common Stock.

The Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate evidencing any Shares shall cease to have any rights with respect thereto, except the right to receive the portion of the Aggregate Merger Consideration to which such holder is entitled in accordance with the provisions set forth herein.

     (b) By virtue of the Merger and without any action on the part of the Company, each share of Company Common Stock that is held in the treasury of the Company, if any, shall automatically be canceled and retired and shall cease to exist, and no payment shall be made in respect thereof.

     SECTION 2.9 Merger Sub Common Stock. Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall not be affected in any way as a result of the Merger and shall continue to be issued and outstanding after the such time.

     SECTION 2.10 Exchange Procedures. On the Closing Date, each record holder (each, a "Company Stockholder") of a certificate or certificates (the "Certificates") evidencing Shares that were issued and outstanding immediately prior to the Effective Time shall execute a distribution schedule (the "Distribution Schedule") setting forth the manner in which the Aggregate Merger Consideration will be divided among the Company Stockholders and, if applicable, any other Persons designated by the Company Stockholders therein; provided, however, that it shall be a condition to the issuance or delivery by the Purchaser of any portion of the Aggregate Merger Consideration to any Person other than a Company Stockholder that (i) the necessary documents required to evidence and effect the transfer of the rights to receive such portion of the Aggregate Merger Consideration be furnished to the Purchaser; (ii) any applicable stock transfer taxes shall have been paid; (iii) such transfer shall not result in the loss of any exemption from the registration requirements of the Securities Act and similar requirements of any applicable state statutes being relied on by Purchaser in connection with the issuance of the EuroGas Common Shares, the EuroGas 1996 Preferred Shares or the EuroGas Warrants; and
(iv) such Person shall have executed and delivered an Investment Letter. Upon the execution by each of the Company Stockholders of the Distribution Schedule and the surrender to the Surviving Corporation of the Certificates evidencing the Shares, together with duly executed Investment Letters executed by each Person to whom any EuroGas Common Shares, EuroGas Preferred Shares or EuroGas Warrants are to be issued by the Purchaser, the Surviving Corporation shall distribute the Aggregate Merger Consideration to the Company Stockholders or their designees in accordance with the Distribution Schedule. The Surviving Corporation shall use its best efforts to complete the payment and distribution of the Aggregate Merger Consideration on the Closing Date, subject only to compliance by the Company Stockholders with the procedures set forth in this
Section 2.10. The Surviving Corporation shall pay all charges and expenses (other than any applicable transfer taxes payable in connection with the issuance of shares of EuroGas Common Stock, EuroGas Preferred Stock or EuroGas Warrants to a Person other than a Company Stockholder) in connection with the payment and distribution of the Aggregate Merger Consideration.

     SECTION 2.11   Certain Limitations on Rights and Transfers.

     (a) From and after the Effective Time, until surrendered in accordance with the provisions of Section 2.10, each Certificate shall represent for all purposes only the right to receive the portion of the Aggregate Merger Consideration to which the holder of such Certificate is entitled in accordance with the terms of this Agreement. From and after the Effective Time, the Company Stockholders shall have no right to vote or to receive any dividends or other distributions with respect to any Shares theretofore evidenced thereby, and shall have no other rights other than as specifically provided herein or by law.

     (b) No dividends, interest or other distributions with respect to the EuroGas Common Shares or EuroGas 1996 Preferred Shares shall be paid to any Company Stockholder unless and until the Certificates registered in the name of such holder have been surrendered in accordance with Section 2.10 hereof. Upon the issuance of such shares in accordance with Section 2.10 hereof, the Purchaser shall pay, without interest, all dividends and other distributions payable with respect to the EuroGas Common Stock and EuroGas 1996 Series Preferred Stock that were declared or accrued subsequent to the Effective Time but were not paid as contemplated by this Section 2.11(b).

     (c) From and after the Effective Time, there shall be no transfers of Shares on the stock transfer books of the Company which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged in accordance with this Article II.


                                  ARTICLE III

                            FORMATION OF MERGER SUB

     SECTION 3.1 Formation of Merger Sub. Prior to the Closing Date, the Purchaser will organize a new corporation under the laws of the State of Texas ("Merger Sub"), which shall be a wholly-owned subsidiary of the Purchaser.

     SECTION 3.2 Assumption of Obligations. Prior to the Effective Time, the Purchaser shall cause Merger Sub to execute the Merger Sub Assumption Agreement pursuant to which Merger Sub shall agree to perform and comply with all of the provisions of this Agreement and the other Applicable Transaction Documents applicable to it in the same manner and to the same extent as if it were a party hereto.

     SECTION 3.3 Assets and Liabilities. Immediately prior to the Effective Time, Merger Sub shall have sufficient assets to permit it to transact business
in accordance with the Texas Act.   In addition, immediately prior to the
Effective Time, Merger Sub shall have no material liabilities or obligations other than its obligations set forth in this Agreement.


                                   ARTICLE IV

                                  THE CLOSING

     SECTION 4.1 Closing. Upon the terms and subject to the conditions set forth herein, on the third business day after the fulfillment or waiver of the conditions set forth in Article VII, a closing (the "Closing") shall be held in order to confirm the fulfillment or waiver of such conditions and take all such other and further actions as are necessary to make the Merger effective under applicable law. The Closing shall be held at such location as shall be mutually agreed by the Company and the Purchaser.

     SECTION 4.2 Closing Deliveries; Certain Actions. At the Closing, the parties shall take the following actions:

     (a) The Company and Merger Sub shall execute and deliver the Articles of Merger and shall cause them to be filed in the office of the Secretary of State of the State of Texas, and each of the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective;

     (b) The Purchaser shall execute and deliver the Certificate of Designation and shall cause it to be filed in the office of the Secretary of State of the State of Utah;

     (c) The Purchaser and the Company Stockholders (or their designees in accordance with Section 2.10 hereof) shall execute and deliver the Warrant Agreement;

     (d) The Purchaser and the Company Stockholders (or their designees in accordance with Section 2.10 hereof) shall execute the Registration Rights Agreement;

     (e) The Purchaser and Schuepbach shall execute and deliver the Schuepbach Employment Agreement;

     (f) The Company shall deliver, or cause to be delivered, to the Purchaser the officers' certificate referred to in Section 7.2(g) hereof;

     (g) The Purchaser shall deliver, or cause to be delivered, to the Company the officers' certificate referred to in Section 7.3(i) hereof;

     (h) The Company shall cause to be delivered to the Purchaser the opinion of counsel referred to in Section 7.2(h) hereof; and

     (i) The Purchaser shall cause to be delivered to the Company the opinion of counsel referred to in Section 7.3(j) hereof.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to the Purchaser, and the Purchaser hereby represents and warrants to the Company, that, except as set forth in a disclosure schedule ("Disclosure Schedule") to be delivered by it to the other party after the execution and delivery of this Agreement (which schedule shall appropriately identify the representations and warranties to which the disclosures therein relate):

     SECTION 5.1 Existence; Corporate Authority; Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. It has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. It is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the character of the properties owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     SECTION 5.2 Authority; Binding Effect. It has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Applicable Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery by it of this Agreement and each of the other Applicable Transaction Documents have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings or shareholder actions are necessary for it to authorize this Agreement or any of the other Applicable Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by it, and this Agreement constitutes (and when executed and delivered by it, each of the other Applicable Transaction Documents will constitute) a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof and thereof.

     SECTION 5.3 Absence of Conflicts. The execution and delivery by it of this Agreement and each of the other Applicable Transaction Documents, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not
(i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of it or any of its Subsidiaries, (ii) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, contract or other instrument or document to which it or any of its Subsidiaries is a party or by which its or their properties or assets are bound or (iii) assuming that the filings and Consents referred to in Section 5.4 hereof are made or obtained, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to it or any its Subsidiaries or its or their respective properties or assets, except for any of the matters referred to in clauses (ii), (iii) or (iv) above which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.4 Governmental Consents and Filings. There is no requirement applicable to it to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery of this Agreement or any of the other Applicable Transaction Documents, the due performance by it of its obligations hereunder or thereunder or the lawful consummation by it of the transactions contemplated hereby or thereby, except for (i) the filing and recordation of the Articles of Merger as required by the Texas Act, (ii) compliance with the registration requirements of the Securities Act and any similar state laws in connection with the resale of any securities issued by the Purchaser in accordance with this Agreement and
(iii) such other Consents, declarations, filings or registrations which, if not made or obtained, could not be reasonably expected to have a Material Adverse
Effect.   It is not, and is not part of, a "person" (as defined in Section 801.1 of the rules and regulations promulgated under the HSR Act) which has annual net sales or total net assets of $100,000,000 or more, as determined as of the date hereof or the Closing Date for purposes of the HSR Act and the rules and regulations promulgated thereunder.

     SECTION 5.5    Capitalization.

          (a)  In the case of the representations and warranties made by the
Company: As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 2,997 shares are issued and outstanding and no shares are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company has been issued in violation of, or subject to, any preemptive rights or similar rights of subscription. All offers, issuances and sales by the Company of any shares of its capital stock or other equity securities have been made in compliance with the requirements of all applicable federal and state securities laws. As of the date hereof, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose. The Company has not agreed to register any shares of its capital stock or other equity securities under the Securities Act.

          (b)  In the case of the representations and warranties made by the
Purchaser: As of the date hereof, the authorized capital stock of the Purchaser consists of (i) 5,000,000 shares of preferred stock, par value $.001 per share, of which 2,391,968 have been designated as EuroGas 1995 Series Preferred Stock and are issued and outstanding and of which no shares are held in the treasury of the Purchaser and (ii) 325,000,000 shares of EuroGas Common Stock, of which
(A) 33,009,033 shares are issued and outstanding, (B) 4,783,936 are reserved for issuance upon conversion of shares of EuroGas 1995 Series Preferred Stock, (C) up to 2,000,000 shares are (or will be at the Effective Time) reserved for issuance upon the exercise of EuroGas Stock Options, (D) up to 21,000,000 shares are (or will be at the Effective Time) reserved for issuance to Chemilabco in connection with a transaction to be consummated concurrently with the Merger and
(E) up to 6,800,000 shares are (or will be at the Effective Time) reserved for issuance pursuant to convertible debentures issued by the Purchaser and of which no shares are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Purchaser have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Purchaser has been issued in violation of, or subject to, any preemptive rights or similar rights of subscription. All offers, issuances and sales by the Purchaser of any shares of its capital stock or other equity securities have been and will be made in compliance with the requirements of all applicable federal and state securities laws. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Purchaser is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose. Except as described in the Disclosure Schedule, the Purchaser has not agreed to register any shares of its capital stock or other equity securities under the Securities Act.

     SECTION 5.6 Issuance of Purchaser Securities. In the case of the representations and warranties made by the Purchaser:

          (a) The issuance of the EuroGas Common Shares in accordance with the terms of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser, and when issued and delivered to the Company Stockholders pursuant to this Agreement, the EuroGas Common Shares will be validly issued, fully paid and nonassessable. The issuance of the EuroGas Common Shares will not violate, or be subject to, any preemptive or similar rights of subscription.

          (b) The issuance of the EuroGas Preferred Shares in accordance with this Agreement and the Certificate of Designation has been duly authorized by all necessary corporate action on the part of the Purchaser, and when issued and delivered to the Company Stockholders pursuant to this Agreement and the Certificate of Designation, the EuroGas Preferred Shares will be validly issued, fully paid and nonassessable. The issuance of the EuroGas Preferred Shares will not violate, or be subject to, any preemptive or similar rights of subscription.

          (c) The issuance of the EuroGas Conversion Shares upon conversion of the EuroGas Preferred Shares in accordance with the Certificate of Designation has been duly authorized by all necessary corporate action on the part of the Purchaser, and when issued and delivered to the holders of EuroGas 1996 Series Preferred Stock upon conversion thereof in accordance with the Certificate of Designation, the EuroGas Conversion Shares will be validly issued, fully paid
and nonassessable.   The issuance of the EuroGas Conversion Shares will not
violate, or be subject to, any preemptive or similar rights of subscription.

          (d) The issuance of the EuroGas Warrants in accordance with this Agreement and the Warrant Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser, and when issued and delivered to the Company Stockholders pursuant to this Agreement, the EuroGas Warrants will be validly issued, fully paid and nonassessable. The issuance of the EuroGas Warrants will not violate, or be subject to, any preemptive or similar rights of subscription.

          (e) The issuance of the EuroGas Warrant Shares upon exercise of the EuroGas Warrants in accordance with the Warrant Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser, and when issued and delivered to the holders of EuroGas Warrants upon exercise thereof in accordance with the Warrant Agreement, the EuroGas Warrant Shares will be validly issued, fully paid and nonassessable. The issuance of the EuroGas Warrant Shares will not violate, or be subject to, any preemptive or similar rights of subscription.

     SECTION 5.7    Subsidiaries.

     (a) The Disclosure Schedule sets forth (i) the name of each of its Subsidiaries, (ii) the jurisdiction of incorporation or formation of each of its Subsidiaries, (iii) the authorized, issued and outstanding capital stock or other equity securities of, or ownership interests in, each of its Subsidiaries and (iv) the names of the stockholders or equity holders of, or holders of ownership interests in, each of its Subsidiaries.

     (b) Each of its Subsidiaries is duly incorporated or formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of its Subsidiaries is duly qualified to transact business as a foreign corporation or limited partnership and is in good standing in each jurisdiction in which the nature of its activities or the character of the properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (c) All of the issued and outstanding shares of capital stock or other equity securities of, or ownership interests in, each of its Subsidiaries have been duly authorized, are validly issued, fully paid and nonassessable and are directly or indirectly owned by it, free and clear of all liens, claims and encumbrances. There are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which any such Subsidiary is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities, and there are no shares of capital stock or other equity securities of any such Subsidiary reserved for issuance for any purpose.

     SECTION 5.8 Commission Reports. In the case of the representations and warranties made by the Purchaser: It has filed all required Commission Reports for all periods ended prior to or on December 31, 1994, all of which (as they may have been amended prior to the date hereof) complied as of their filing dates in all material respects with all applicable requirements of the Securities Act or Exchange Act, as the case may be. None of the Commission Reports contained as of their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Purchaser has disclosed to the Company in writing all material information regarding the Purchaser and its business, prospects, financial condition and results of operations that would have been set forth in Commission Reports filed by the Purchaser for all periods ended after December 31, 1994 if the Purchaser were in compliance with its obligations to file such reports; provided, however, that the Company acknowledges that it has not received copies of the financial statements and related notes that would be included in such reports but has instead discussed the available information that would be covered by such financial statements and related notes with officers and other representatives of the Purchaser.

     SECTION 5.9    Financial Statements.

          (a)  In the case of the representations and warranties made by the
Company: The Disclosure Schedule delivered by it contains true and correct copies of the Company's unaudited consolidated financial statements as of and for the year ended December 31, 1995, which consist of an unaudited balance sheet as of such date (the "December 31, 1995 Company Balance Sheet") and an unaudited statement of operations and unaudited statement of cash flows for the
year then ended.   Such financial statements were prepared in accordance with generally accepted accounting principles (subject to the absence of notes thereto), are in accordance with and accurately based on the books and records of the Company and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof and the consolidated results of operations and changes in cash flows of the Company and its consolidated subsidiaries for the year then ended.

          (b)  In the case of the representations and warranties made by the
Purchaser: Each of the consolidated financial statements (including any notes thereto) contained in the Commission Reports was prepared in accordance with generally accepted accounting principles (subject to the absence of notes thereto) applied on a consistent basis throughout the periods covered thereby and the requirements of Regulation S-B promulgated under the Securities Act, is in accordance with and accurately based on its books and records and fairly presents in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the date thereof and the consolidated results of operations and changes in cash flows of the Purchaser and its consolidated subsidiaries for the period indicated.

     SECTION 5.10 Absence of Undisclosed Liabilities. As of the date of the Applicable Latest Balance Sheet, neither it nor any of its Subsidiaries had or was subject to any liabilities or obligations of a type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, except as set forth on such balance sheet. Since the date of the Applicable Latest Balance Sheet, neither it nor any of its Subsidiaries has incurred or become subject to any liabilities or obligations of a type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, except as heretofore disclosed pursuant to the Disclosure Schedule delivered by it and except for liabilities and obligations incurred in the ordinary course of business after the date of such balance sheet and which have not had, and could not be reasonably expected to have, a Material Adverse Effect.

     SECTION 5.11 Absence of Certain Changes. Since the date of the Applicable Latest Balance Sheet, it and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and there has not been (i) any change, development, event, fact or condition which had, or could reasonably be expected to have, a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock; (iii) any damage, destruction or loss (whether or not covered by insurance) to any material properties or assets of it or any of its Subsidiaries; or (iv) any significant change in its accounting principles, practices or methods.

     SECTION 5.12 Litigation. There is no action, suit, inquiry, investigation or other proceeding pending or threatened against it or any of its Subsidiaries or any of their respective properties or assets in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority which has had, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 5.13 Compliance with Laws and Other Requirements. Neither it nor any of its Subsidiaries is in breach or violation of, or default under, any provision of its Charter or Bylaws, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, contract or other instrument or document to which it is a party or by which its properties or assets are or may be bound or any term of any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to it or its properties or assets, except for any breach, violation or default which has not had, and could not reasonably be expected to have, a Material Adverse Effect.

     SECTION 5.14   Concessions and Licenses.

          (a)  In the case of the representations and warranties made by the
Company: Each of the Danube License Agreements has been duly and validly authorized, executed and delivered and constitutes a valid and binding agreement of the parties thereto, enforceable against each such party in accordance with the terms thereof. None of the Danube License Agreements has been assigned by any party thereto, no default has occurred in the performance of the terms of any such agreements and there is no present condition or fact which would prevent compliance in all material respects with the terms of any such agreement by any party thereto. It has no knowledge that any other party to the Danube License Agreements has any intention not to render full performance in all material respects as contemplated by the terms thereof. It has provided to the Purchaser true, correct and complete copies of the Danube License Agreements.

          (b)  In the case of the representations and warranties made by the
Purchaser: Each of the EuroGas Concession Agreements has been duly and validly authorized, executed and delivered and constitutes a valid and binding agreement of the parties thereto, enforceable against each such party in accordance with the terms thereof. None of the EuroGas Concession Agreements has been assigned by any party thereto, no default has occurred in the performance of the terms of any such agreements and there is no present condition or fact which would prevent compliance in all material respects with the terms of any such agreement by any party thereto. It has no knowledge that any other party to the EuroGas Concession Agreements has any intention not to render full performance in all material respects as contemplated by the terms thereof. It has provided to the Company true, correct and complete copies of the EuroGas Concession Agreements.

     SECTION 5.15 Absence of Defaults. There is no default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets or financial condition, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

     SECTION 5.16 Books and Records. The books and records of it and its Subsidiaries and their accounting practices are sufficient to permit the preparation of audited financial statements in accordance with generally accepted accounting practices and Regulation S-B adopted by the Commission under the Securities Act and the Exchange Act. It will maintain and preserve its books and records in such a fashion so as to permit the preparation of historical audited financial statements as may be required by the Securities Act
and the Exchange Act and the rules and regulations adopted thereunder.   It and
its Subsidiaries have maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     SECTION 5.17 Taxes. It has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. It does not have any liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Schedules and all such dates and years and periods prior thereto and for which it may at said date have been liable in their own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of such federal income tax returns has been
audited or is currently being audited by the Internal Revenue Service.   It has
not made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on the other party, their financial condition, their business as presently conducted or as proposed to be conducted, or any of their properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of its tax returns.

     SECTION 5.18 Certain Business Practices. Except for such actions as have not had, and could not reasonably be expected to have, a Material Adverse Effect, none of it, its Subsidiaries or any directors, officers, agents or employees of it or its Subsidiaries has (i) used any funds for unlawful contributions, gifts or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     SECTION 5.19 Disclosure. The representations and warranties made by it in this Agreement and the statements contained in the documents, certificates and other writings furnished or to be furnished by it pursuant to this Agreement and the other Applicable Transaction Documents or in connection with the transactions contemplated hereby and thereby, when taken in their entirety, do not and will not contain any untrue statement of material fact or information, and do not and will not omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading.

     SECTION 5.20 Financing. In the case of the representations and warranties made by the Purchaser: The Purchaser has, or will have at the Effective Time, the funds necessary to pay the cash portion of the Aggregate Merger Consideration and to pay all related fees and expenses required to be paid by it under the terms of this Agreement.

     SECTION 5.21 Fees and Commissions. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of it or any its Subsidiaries and who might be entitled to any fee or commission from the other party or any of its Subsidiaries or affiliates in connection with the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1 Conduct of Businesses. From the date hereof until the Closing Date, each of the Company and the Purchaser shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and regular course and use commercially reasonable efforts to preserve intact its business organization and goodwill and its relations with customers, suppliers, employees and business associates. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as expressly provided in this Agreement, each of the Company and the Purchaser shall not, and shall cause each of its Subsidiaries not to, take any of the following actions without the prior written consent of the other party:

          (a) amend, modify or make any change in the Charter, Bylaws or other organizational documents of it or any of its Subsidiaries;

          (b) split, combine or reclassify any of the outstanding capital stock of it or any of its Subsidiaries;

          (c) declare, set aside or pay any dividend payable in cash, stock or property with respect to any of the capital stock of it or any of its Subsidiaries; provided, however, that its Subsidiaries shall not be prohibited from declaring, setting aside or paying any dividend payable exclusively to it or one or more of its direct or indirect wholly owned Subsidiaries;

          (d) repurchase, redeem or otherwise acquire any shares of the capital stock of it or any of its Subsidiaries or any securities convertible into or exercisable for any shares of such capital stock;

          (e) issue, sell, pledge or dispose of, or authorize the issuance, sale, pledge or disposition of, any shares of capital stock or other equity securities of it or any of its Subsidiaries (except, in the case of the Purchaser, for the issuance of shares of EuroGas Common Stock to be made as disclosed pursuant to the Disclosure Schedule)or any options, warrants, calls or other rights to acquire any shares of capital stock or other equity securities of it or any of its Subsidiaries;

          (f) make any material capital expenditure (including any payment made to acquire oil and gas properties and related assets) except in the ordinary course of business consistent with past practice;

          (g)  consolidate with, or merge with or into, any Person;

          (h) guarantee any material obligation of any Person except in the ordinary course of business consistent with past practice;

          (i) make any material investment in assets, stock or other securities of any Person (other than one or more of its wholly owned Subsidiaries) except in the ordinary course of business consistent with past practice;

          (j) enter into any material contract or agreement or terminate, amend or modify the Danube License Agreements (in the case of the Company) or the EuroGas Concession Agreements (in the case of the Purchaser) or any other existing material contract or agreement;

          (k) cancel or compromise any material claim, waive or release any material rights or change or terminate any material contract or agreement of it or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

          (l) change the accounting principles or methods of it or any of its Subsidiaries, except as required by law or as a result of any mandatory change in accounting standards;

          (m) fail to maintain the books and records of it or any of its Subsidiaries in the usual, regular and ordinary manner; or

          (n) take any action which would cause any of its representations or warranties made by it under this Agreement to be untrue or incorrect as of the date when made or as of any future date.

     SECTION 6.2    Financial Statements; Certain Commission Reports.

          (a) The Purchaser will take all commercially reasonable steps to prepare as promptly as practicable its (i) audited consolidated financial statements as of and for the year ended September 30, 1995, (ii) unaudited interim financial statements for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 and (iii) unaudited interim financial statements for any quarterly period ending after June 30, 1996 and prior to the Closing Date for which the Purchaser is required to file Commission Reports with the Commission under the Exchange Act or the Securities Act. Upon completion of such financial statements, the Purchaser shall promptly prepare and file with the Commission reports on Form 10-KSB and Form 10-QSB, as appropriate, which reports shall include financial statements for the applicable period and such other information as may be required by such forms. All such financial statements shall be prepared in accordance with generally accepted accounting principles (subject, in the case of unaudited financial statements, to the absence of notes thereto) and the requirements of Regulation S-B promulgated under the Securities Act. None of such reports shall contain, as of their filing dates, any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (b) The Company will take all commercially reasonable steps to prepare as promptly as practicable its (i) audited consolidated financial statements for the years ended December 31, 1994 and 1995, (ii) unaudited interim consolidated financial statements for the quarter ended March 31, 1996 and (iii) unaudited interim financial statements for any quarterly period ending after March 31, 1996 and less than 45 days prior to the Closing Date. All such financial statements shall be prepared in accordance with generally accepted accounting principles (subject, in the case of unaudited financial statements, to the absence of notes thereto) and the requirements of Regulation S-B promulgated under the Securities Act.

          (c) The Purchaser shall deliver to the Company the financial statements and reports described in paragraph (a) above, and the Company shall deliver to the Purchaser the financial statements described in paragraph (b) above, if and to the extent such financial statements and reports are completed prior to the Closing Date; provided, however, that the delivery of such financial statements and reports by the Purchaser and the Company shall not be a condition to the obligations of the parties to consummate the transactions contemplated hereby.

     SECTION 6.3 Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things which are necessary, proper or advisable under applicable laws and regulations or otherwise in order to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all agreements, certificates and other instruments and shall use its reasonable best efforts promptly to obtain all Consents from, and to effect all registrations, filings and notices with or to, any Governmental Authorities or other Persons which are necessary or appropriate in connection with said transactions or in order to fulfill all conditions to obligations of the parties under this Agreement and the other Transaction Documents.

     SECTION 6.4    Access to Information; Confidentiality.

          (a) Upon reasonable notice, each of the Company and the Purchaser agrees that it shall, and shall cause each of its Subsidiaries to, afford to the other party and its officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period between the date hereof and the Closing Date, to its properties, books, contracts and records and, during such period, shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this
Section 6.3 shall affect or be deemed to modify any representation or warranty made by the party furnishing such information.

          (b) Each party shall not, and will cause its respective Representatives not to, use any information obtained pursuant to this
Section 6.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, pending consummation of the Merger, each party conducting an investigation hereunder (the "Examining Party") will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained from the other party (the "Examined Party"). In the event that the Examining Party is requested in any proceeding to disclose any such confidential information, the Examining Party will give the Examined Party prompt notice of such request so that the Examined Party may seek an appropriate protective order. If in the absence of a protective order the Examining Party is nonetheless compelled to disclose any such confidential information, the Examining Party may disclose such information without liability hereunder; provided, however, that the Examining Party gives the Examined Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of the Examined Party and at its expense, uses its best efforts to obtain assurances that confidential treatment will be accorded to such information. Upon any termination of this Agreement, each party will (i) collect and deliver to the other party all nonpublic documents obtained by it or any of its Representatives from the other party and then in their possession and any copies thereof and (ii) destroy or cause to be destroyed all notes, memoranda or other documents in the possession of it or any of its Representatives containing or reflecting any nonpublic information obtained from the other party.

     SECTION 6.5 Notification of Certain Matters. Each of the Company and the Purchaser shall promptly notify the other of (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents and (ii) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.

     SECTION 6.6 Purchaser Board of Directors. If requested by the Company prior to the Effective Time, the Purchaser will take all necessary actions (including, but not limited to, increasing the number of members of the Board of Directors of the Purchaser and accepting the resignation of an incumbent director) to cause one person designated by the Company to be appointed as a member of the Board of Directors of the Purchaser as of the Effective Time.

     SECTION 6.7 Certain Consents. Promptly after the Effective Date, the Company shall take all commercially reasonable steps necessary to obtain any required written consent from the parties to the Danube License Agreements other than the Company to the Merger and the other transactions contemplated by this Agreement.


                                  ARTICLE VII

                      CONDITIONS TO CONSUMMATION OF MERGER

     SECTION 7.1 Conditions to the Obligations of all Parties. The respective obligations of the parties to effect the Merger shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions:

          (a) no statute, rule, regulation, decree, shall have been enacted, promulgated or enforced which has the effect of making illegal or prohibiting the consummation of the Merger;

          (b) no court or other Governmental Authority shall have issued or entered any judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of prohibiting the consummation of the Merger; and

          (c) each of the parties shall have executed a written instrument pursuant to which they shall have agreed upon the forms of the following documents and provided that forms of such documents shall incorporated as exhibits to this Agreement:

          (i)  the Certificate of Designation;

          (ii) the Merger Sub Assumption Agreement;

          (iii)     the Purchaser Promissory Note;

          (iv) the Schuepbach Employment Agreement;

          (v)  the Warrant Agreement;

          (vi) the opinion of counsel to the Company referred to in Section 7.2(h) hereof; and

          (vii)     the opinion of counsel to the Purchaser  referred to in
     Section 7.3(i)  hereof.

     SECTION 7.2 Conditions to the Obligations of the Purchaser and Merger Sub. The respective obligations of the Purchaser and Merger Sub to consummate the Merger shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions (any one or more of which may be waived, in whole or in part, by the Purchaser):

          (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date;

          (b) The Company shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date;

          (c) Since the date of this Agreement, there has not occurred any material adverse change in the financial condition, business or operations of the Company, nor has any event occurred which, with the lapse of time or giving of notice, would cause or create any material adverse change in the financial condition, business or operations of the Company;

          (d) The Company Stockholders have executed any instrument required in order to evidence that they have effectively waived the provisions of any Texas law providing for dissenters' rights in connection with the Merger;

          (e) Schuepbach shall have executed and delivered the Schuepbach Employment Agreement;

          (f) The Company has obtained a Certificate of Good Standing of recent date from the Secretary of State of the State of Texas;

          (g) The Company shall have delivered to the Purchaser a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in paragraphs
(a),  (b) and (c) above have been fulfilled;

          (h) The Company shall have caused to be delivered to the Purchaser an opinion of Baker & Botts, L.L.P., counsel to the Company, to the effect set forth in Exhibit G hereto; and

          (i) the Company shall have delivered to the Purchaser the Disclosure Schedule required to be delivered by it pursuant to Article V hereof, and the Purchaser shall not have objected in good faith to any fact, information or other matter disclosed in such Disclosure Schedule (which objection shall not have been resolved by agreement of the parties).

     SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions (any one or more of which may be waived, in whole or in part, by the Company):

          (a) Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date;

          (b) The Purchaser shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on at the Closing Date;

          (c) Since the date of this Agreement, there has not occurred any material adverse change in the financial condition, business or operations of the Purchaser, nor has any event occurred which, with the lapse of time or giving of notice, would cause or create any material adverse change in the financial condition, business or operations of the Purchaser;

          (d) The Purchaser shall have executed and delivered the Schuepbach Employment Agreement;

          (e) Merger Sub shall have executed and delivered the Merger Sub Assumption Agreement;

          (f) Each of the representations and warranties of Merger Sub contained in the Merger Sub Assumption Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date;

          (g) Merger Sub shall have performed and complied in all material respects with all provisions, covenants and conditions contained in the Merger Sub Assumption Agreement and this Agreement which are required to be performed or complied with by it prior to or on at the Closing Date;

          (h) The Company has obtained a Certificate of Good Standing of recent date from the Secretary of State of the State of Texas;

          (i) The Purchaser shall have delivered to the Company a certificate of the chief executive officer and chief financial officer of the Purchaser, dated as of the Closing Date, certifying that the conditions set forth in paragraphs (a), (b), (c), (f) and (g) above have been fulfilled;

          (j) The Purchaser shall have caused to be delivered to the Company an opinion of Kruse, Landa & Maycock, L.L.C., counsel to the Purchaser, to the effect set forth in Exhibit H hereto; and

          (k) the Purchaser shall have delivered to the Company the Disclosure Schedule required to be delivered by it pursuant to Article V hereof, and the Company shall not have objected in good faith to any fact, information or other matter disclosed in such Disclosure Schedule (which objection shall not have been resolved by agreement of the parties).


                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the approval of this Agreement by the stockholders of the Company, as follows:

          (a)  by mutual written consent of the parties hereto;

          (b)  by either the Purchaser or the Company if:

          (i) any court or other Governmental Authority shall have issued or entered any judgment, decree, injunction or other order prohibiting consummation of the Merger and such order, writ, injunction, judgment or decree shall have become final and nonappealable; or

          (ii) the Merger shall not have been consummated by August 1, 1996; provided, however, that the party terminating this Agreement pursuant to this subparagraph (b)(ii) shall not have violated or breached in any material respect its obligations under this Agreement in a manner that shall have caused or resulted in the failure of the Merger to have been consummated prior to or on such date.

          (c)  by the Purchaser if:

          (i) there shall have been any violation or breach in any material respect by the Company of its representations or warranties contained in this Agreement or a failure on the part of the Company to perform or comply in any material respect with the covenants or agreements under this Agreement required to be performed by it prior to or on the date of termination; or

          (ii) all of the conditions to the obligations of the Company set forth in Article VII hereof shall have been fulfilled or waived as contemplated hereby and the Company shall have failed or refused to consummate the Merger on the Closing Date as required under the terms of this Agreement; or

          (d)  by the Company if:

          (i) there shall have been any violation or breach in any material respect by the Purchaser of its representations or warranties contained in this Agreement or a failure on the part of the Purchaser to perform or comply in any material respect with the covenants or agreements under this Agreement required to be performed by it prior to or on the date of termination;

          (ii) there shall have been any violation or breach in any material respect by Merger Sub of its representations or warranties contained in the Merger Sub Assumption Agreement or a failure on the part of Merger Sub to perform or comply in any material respect with the covenants or agreements under the Merger Sub Assumption Agreement or this Agreement required to be performed by it prior to or on the date of termination; or

          (iii) all of the conditions to the obligations of the Purchaser and Merger Sub set forth in Article VII hereof shall have been fulfilled or waived as contemplated hereby and either of them shall have failed or refused to consummate the Merger on the Closing Date as required under the terms of this Agreement.

     SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability hereunder on the part of any party or its affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that
(i) this Section 8.2 and Sections 6.4(b), 10.2 and 10.4 hereof shall survive any termination of this Agreement and (ii) nothing contained herein shall relieve any party from liability for any breach of the provisions of this Agreement occurring prior to the date of termination.


                                   ARTICLE IX

                                INDEMNIFICATION

     SECTION 9.1    Indemnification.

          (a) The Purchaser hereby agrees to indemnify and hold harmless the Company and each Company Stockholder and their respective affiliates, successors and assigns from and against any liability, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and legal and accounting fees and expenses) arising out of any inaccuracy in or breach of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement, whether or not such inaccuracy or breach gives rise to a claim by a third party and whether or not the party claiming indemnifications relied thereon or had knowledge thereof (any such liability, loss, fine, penalty, claim, cost or expense being hereinafter referred to as a "Company Claim"); provided, however, that (x) the obligations of the Purchaser under this Section 9.02(a) shall only become operative and effective if the aggregate of all Company Claims for which any Persons are seeking indemnification hereunder exceeds $50,000 (it being understood that all such Company Claims shall accumulate until such time as they exceed $50,000, at which time the Purchaser shall be obligated to indemnify any Persons seeking indemnification pursuant to this Section 9.02(a) for the full amount of any Company Claims, including the first $50,000 thereof) and (y) the liability of the Purchaser in respect of any Company Claims shall in no event exceed an aggregate of $12,500,000.

          (b) From and after the Effective Time, the Company Stockholders hereby agree to indemnify and hold harmless the Purchaser and its affiliates, successors and assigns from and against any liability, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and legal and accounting fees and expenses) arising out of any inaccuracy in or breach of the representations and warranties of the Company contained in this Agreement or the covenants and agreements contained in this Agreement to be performed by the Company prior to the Effective Time, whether or not such inaccuracy or breach gives rise to a claim by a third party and whether or not the party claiming indemnification relied thereon or had knowledge thereof (any such liability, loss, fine, penalty, claim, cost or expense being hereinafter referred to as a "Purchaser Claim"); provided, however, that (x) the obligations of the Company Stockholders under this Section 9.02(b) shall only become operative and effective if the aggregate of all Purchaser Claims for which any Persons are seeking indemnification hereunder exceeds $50,000 (it being understood that all such Purchaser Claims shall accumulate until such time as they exceed $50,000, at which time the Company Stockholders shall be obligated to indemnify any Persons seeking indemnification pursuant to this
Section 9.02(b) for the full amount of any Purchaser Claims, including the first $50,000 thereof) and (y) the liability of the Company Stockholders in respect of any Company Claims shall in no event exceed the value of the EuroGas 1996 Preferred Shares held by the Company Stockholders or EuroGas Conversion Shares issued upon conversion thereof (collectively, the "Subject Shares"). Any liability of a Company Stockholder under this Section 9.2(b) shall be satisfied solely through the cancellation by the Purchaser of a number of Subject Shares held by such Company Stockholder having a fair market value at the time of cancellation equal to the amount of such liability; provided, however that the Purchaser shall not be entitled to cancel any Subject Shares unless and until a final judgment shall have been entered by a court of competent jurisdiction with respect to the liability of such Company Stockholder pursuant to this Section 9.2(b) (or, alternatively, EuroGas and such Company Stockholder shall have agreed in writing as to the cancellation of such shares). If within two years after the Effective Time a Company Stockholder shall transfer any Subject Shares to any other Person, such Company Stockholder shall, at its option, (i) cause such Person to assume all liability of such Company Stockholder under this
Section 9.2(b) or (ii) substitute for the Subject Shares other property having a fair market value equal to the Subject Shares transferred by such Company Stockholder; provided, however, that if such Company Stockholder does not take the actions referred to in clause (i) or (ii) above, such Company Stockholder shall be personally liable pursuant to this Section 9.2(b) for up to the value of Subject Shares transferred by it as of the date upon which such transfer was effected. Except as expressly provided in the immediately preceding sentence, in no event shall the Company Stockholders have any personal liability under or in connection with this Section 9.2(b) and in no event shall any liability arising out of this Section 9.2(b) be satisfied out of the assets of any Company Stockholder (other than the Subject Shares held by such Company Stockholder).

     SECTION 9.2 Survival of Indemnification Rights. The rights to indemnification provided pursuant to this Article IX shall survive the Closing, and shall thereafter continue in full force and effect until the expiration of the last statute of limitations applicable to any such liability, loss, fine, penalty, claim, cost or expense for which indemnification is available hereunder.

     SECTION 9.3 Third Party Claims; Certain Procedures. If any party claiming indemnification under this Article IX (each, an "Indemnified Party") shall receive notice of an action asserting a liability for which it is entitled to be indemnified under this Article IX, it shall promptly notify the party from whom it is seeking indemnifications (each, an "Indemnifying Party"). The failure so to notify any Indemnifying Parties shall not relieve such Indemnifying Parties from its obligations to provide indemnification hereunder, except to the extent the defense of the action by it is materially prejudiced thereby. The Indemnifying Parties may participate in the defense of such action and may jointly assume the defense with counsel satisfactory to the Indemnified Party if the Indemnifying Parties shall have confirmed in writing their obligation to provide indemnification for the liability asserted in such action. If the Indemnified Party shall reasonably conclude based on the advice of its counsel that its interests in such action are materially different from those of the Indemnifying Party or that it may have defenses that are different from or in addition to those available to the Indemnifying Party, the Indemnified Party may use separate counsel to assert such defenses and otherwise participate in the defense of such action. If the Indemnifying Parties shall assume the defense with counsel satisfactory to the Indemnified Party, the Indemnifying Parties shall not be liable for any legal expenses (other than investigation expenses) subsequently incurred by the Indemnified Party, unless the Indemnified Party shall have employed separate counsel as contemplated by the preceding sentence.


                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1 Survival or Nonsurvival of Representations and Warranties. The Surviving Representations shall survive the closing and the Effective Time and shall thereafter continue in full force and effect until the expiration of the last statute of limitations applicable to any loss, liability, fine, penalty, claim, cost or expense arising out of any inaccuracy in or breach of any Surviving Representations, and, to the extent such representations and warranties are made by the Purchaser, shall inure to the benefit of the Company Stockholders and their respective heirs, representatives, successors and assigns. All other representations and warranties of the Company and the Purchaser made in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive beyond the Effective Time.

     SECTION 10.2 Fees and Expenses. Except as expressly provided herein, whether or not the Merger is consummated, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.

     SECTION 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any of the parties shall have furnished to the others in accordance with the terms of this Section 10.3):

     if to the Company:

          Danube International Petroleum Company
          2651 North Harwood
          Suite 120
          Dallas, Texas  75201
          Facs.: (214) 880-9035
          Attention: Martin A. Schuepbach

     with copies to:

          Baker & Botts, L.L.P.
          2001 Ross Avenue
          Dallas, Texas  75201
          Facs.: (214) 953-6503
          Attention: Geoffrey L. Newton

     if to the Purchaser or Merger Sub:

          EuroGas, Inc.
          435 West Universal Circle
          Sandy, Utah   84070
          Facs.: (801) 225-0862
          Attention: Hank Blankenstein

     with copies to:

          Kruse, Landa & Maycock, L.L.C.
          50 West Broadway 300 South
          Salt Lake City, Utah  84101
          Facs.: (801) 359-3954
          Attention: Howard S. Landa

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 10.3 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

     SECTION 10.4 Public Announcements. The Company on the one hand and the Purchaser and Merger Sub on the other will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or the other transactions contemplated hereby.

     SECTION 10.5 Amendment; Waiver. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors; provided, however, that no amendment shall be made to this Agreement which by law requires the further approval of the stockholders of the Company without obtaining such further approval. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto. Compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

     SECTION 10.6 Entire Agreement. This Agreement (including the other Transaction Documents, the Disclosure Schedules and the certificates, opinions and documents delivered in accordance with the provisions hereof) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof. All of the other Transaction Documents, the Disclosure Schedules and the certificates, opinions and other documents delivered in accordance with the provisions hereof are expressly made a part of this Agreement as fully and with the same effect as if they were set forth herein.

     SECTION 10.7 Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and (to the extent provided herein) the Company Stockholders and their respective successors and
assigns.   Nothing contained in this Agreement, other than the provisions relating to the issuance and delivery of the Aggregate Merger Consideration set forth in Article II, Article IX and Section 10.1 hereof (which are expressly intended to inure to the benefit of the Persons referred to therein and to be enforceable by such Persons as fully and to the same extent as if they were parties hereto), is intended to or shall confer upon any Person other than the parties hereto any rights, benefits or remedies under or by reason of this Agreement. No party may assign this Agreement without the prior written consent of each of the other parties hereto. Any attempted or purported assignment by any party of this Agreement in violation of this Section 10.7 shall be null and void.

     SECTION 10.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

     SECTION 10.9 Severability. In the event any provision contained in this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provision hereof, which shall remain in full force and effect.

     SECTION 10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

     SECTION 10.11 Interpretation. The table of contents and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof. As used in this Agreement, words which denote a singular number shall include the plural (and vice versa), words which denote one gender shall include all genders and words which denote natural persons shall include corporations and partnerships (and vice versa), in each case to the extent appropriate in the context.

     SECTION 10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                   COMPANY:

                                   DANUBE INTERNATIONAL PETROLEUM
                                         CORPORATION


                                   By     /s/ Martin A. Schuepback
                                     Martin A. Schuepbach
                                     President


                                   PURCHASER:

                                   EUROGAS, INC.


                                   By     /s/ Hank Blankenstein
                                     Hank Blankenstein
                                     Secretary/Treasurer



     The undersigned have executed this Agreement solely for the purpose of evidencing that they are bound by the provisions of Sections 4.2(c), (d) and (e) and Article IX hereof, and they shall have no other obligation or liability under or in connection with this Agreement.

                                   DOBBINS PARTNERS, L.P.


                                   By
                                     Dobbins Capital Corporation,
                                     its General Partner


                                   By
                                     J. Robert Dobbins
                                     President


                                   MEMPO TRUST


                                   By
                                     Trustee



                                   /s/ M.A. Schuepback
                                   Martin A. Schuepbach



                                   AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER


     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment"), entered into as of July 12, 1996, by and between Danube International Petroleum Company, a Texas corporation (the "Company"), and EuroGas, Inc., a Utah corporation (the "Purchaser"),


                              W I T N E S S E T H:


     WHEREAS, as of July 3, 1996, the Company and the Purchaser entered into the Agreement and Plan of Merger (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects and to evidence their agreement with respect to certain matters relating to the consummation of the transactions contemplated thereby;

     NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

     2.   The Agreement is hereby amended as follows:

          (a) Section 4.1 shall be amended by adding the following text at the end of such provision:

               "Notwithstanding the fact that the Closing Date will occur on the date specified above, and except as required by law or as set forth in Article II hereof, the parties hereto acknowledge and agree that it is their intention to treat the transactions contemplated hereby as having been consummated as of July 3, 1996 for all purposes. In furtherance of the foregoing intention of the parties, the parties agree that (i) the EuroGas Common Shares, the EuroGas Preferred Shares and the EuroGas Warrants shall be deemed to have been issued on July 3, 1996, and the holders thereof shall be entitled to receive at the Closing an amount equal to any and all dividends and distributions (whether of cash, property or securities) declared or paid in respect of the such securities that such holders would have been entitled to receive had they held such securities on July 3, 1996; and (ii) the Purchaser Promissory Note shall be deemed to have been issued on July 3, 1996, and interest shall accrue on the unpaid principal balance thereof commencing on July 3, 1996."

          (b) Section 1.1(a) shall be amended by deleting the definition of the term "Transaction Documents" contained therein and substituting the following in lieu thereof:

               "Transaction Documents" means this Agreement, the Certificate of Designation, the Merger Sub Assumption Agreement, the Purchaser Promissory Note, the Registration Rights Agreement, the Schuepbach Employment Agreement and the Warrant Agreement.

          (c) Section 1.1(b) shall be amended by deleting the reference to "Letter of Transmittal" contained therein.

          (d) Section 5.5(b) shall be amended by (i) deleting the number "2,000,000" contained in clause (ii)(C) of the first sentence of such section and substituting in lieu thereof the number "2,033,512"; (ii) deleting the number "6,800,000" contained in clause (ii)(E) of the first sentence of such section and substituting in lieu thereof the number "2,503,918"; and (iii) deleting the words "the Company" at the end of clause (ii)(E) of the first sentence of such section and substituting in lieu thereof the words "the Purchaser."

     3. The form of Certificate of Designation attached as Annex 1 hereto shall be attached as Exhibit A to the Agreement and incorporated as a part of such agreement as of the date hereof.

     4. The form of Merger Sub Assumption Agreement attached as Annex 2 hereto shall be attached as Exhibit B to the Agreement and incorporated as a part of such agreement as of the date hereof.

     5. The form of Purchaser Promissory Note attached as Annex 3 hereto shall be attached as Exhibit C to the Agreement and incorporated as a part of such agreement as of the date hereof.

     6. The form of Schuepbach Employment Agreement attached as Annex 4 hereto shall be attached as Exhibit E to the Agreement and incorporated as a part of such agreement as of the date hereof.

     7. The form of Warrant Agreement attached as Annex 5 hereto shall be attached as Exhibit F to the Agreement and incorporated as a part of such agreement as of the date hereof.

     8. The form of opinion of Baker & Botts, L.L.P. attached as Annex 6 hereto shall be attached as Exhibit G to the Agreement and incorporated as a part of such agreement as of the date hereof.

     9. The form of opinion of Kruse, Landa & Maycock attached as Annex 7 hereto shall be attached as Exhibit H to the Agreement and incorporated as a part of such agreement as of the date hereof.

     10. The Purchaser acknowledges and agrees that the conditions to its obligations and the obligations of Merger Sub set forth in Section 7.2(i) of the Agreement have been fully satisfied or effectively waived on or prior to the date hereof.

     11. The Company hereby acknowledges and agrees that the conditions to its obligations set forth in Section 7.3(k) of the Agreement have been fully satisfied or effectively waived on or prior to the date hereof.

     12. As contemplated by the Texas Act, the parties to the Agreement will adopt and enter into a Plan of Merger (the "Plan of Merger") which reflects the provisions of the Agreement that are required to be included in the Articles of Merger pursuant to Articles 5.04 and 5.05 of the Texas Act. In the event of any conflict between the provisions of the Plan of Merger and the Agreement as amended hereby, the terms of the Agreement as amended hereby shall govern and control in all cases.

     13. The Agreement is hereby ratified by each of the parties hereto, and the terms and provisions of the Agreement as amended hereby shall remain in full force and effect.

     14. From and after the date hereof, each reference to "hereof," "hereunder," "herein" and "hereby" and each reference to "this Agreement" and each other reference of like import in the Agreement shall be deemed to refer to the Agreement as amended hereby.

     15. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                   COMPANY:

                                   DANUBE INTERNATIONAL PETROLEUM COMPANY


                                   By  /s/ Martin A. Schuepbach
                                     Martin A. Schuepbach, President


                                   PURCHASER:

                                   EUROGAS, INC.


                                   By  /s/ Hank Blankenstein
                                     Hank Blankenstein, Secretary/Treasurer